Exhibit 10.4

[ ] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) is the type of information that Power Integrations, Inc. treats as private or confidential.

AMENDMENT NUMBER THREE TO WAFER SUPPLY AGREEMENT

This Amendment Number Three (the “Amendment”) is effective as of April 21, 2021 and amends the Wafer Supply Agreement that is effective as of October 1, 2010, as amended by Amendment Number One that is effective as of January 1, 2014, as amended by Amendment Number Two that is effective as of December 1, 2018 (“the AGREEMENT”), and is entered into by and between:

(1)	Power Integrations, Ltd. d.b.a. Power Integrations International, Ltd., a Cayman Islands corporation having its principal place of business at 4th Floor, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 32322, Grand Cayman KYl-1209 (“POWER INTEGRATIONS”); and

(2)	X-FAB Semiconductor Foundries GmbH (formerly known as, and successor in interest of X-FAB Semiconductor Foundries AG) having its principal place of business at Haarbergstrasse 67, 99097 Erfurt, Germany (“COMPANY”).

RECITALS

WHEREAS, the parties to this Amendment hereby agree to amend the AGREEMENT;

and

WHEREAS, in accordance with Section 18.10 of the AGREEMENT, the AGREEMENT may be amended only by an instrument in writing duly executed by an authorized representative of COMPANY and POWER INTEGRATIONS.

NOW THEREFORE, the parties agree as follows:

AMENDMENT

I.	Section 10.4 is amended by the following:

The actual amount of the [*] Equipment Cost paid by PI and received by X-FAB Texas is [*].

II.Section 10.6 is deleted and replaced with the following:

10.6	The [*] Equipment Cost that is to be repaid to POWER INTEGRATIONS by COMPANY as a [*] Discount according to Section 10.4 is [*].

III.Section 19.1 is deleted in its entirety and replaced with:

19.1

Subject to the prior written approval of PI, X-FAB Texas will purchase or has purchased: (1) the following manufacturing equipment, which is, (a) a [*] Tool specific to the [*] process [], (b) a [*] Tool, (c) [*] Test Equipment, (d) a [*] Tool, (e) a [*] Tool, (f) two (2) [*] tools, and (g) the [*] Tool, (a) through (g) collectively the “[*] Equipment”; (2) the installation of the [*] Equipment; and (3) the fitting for the [*] Equipment. X-FAB Texas will be responsible for the cost of items 2 and 3. Subject to PI’s prior written approval of the specific [*] Equipment manufacturers, model numbers, and purchase price (the “[*] Equipment Cost”), PI will reimburse X-FAB Texas for the [*] Equipment Cost in accordance with Sections 10.4 and 10.5.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in their respective corporate names by their duly authorized representatives on the date written below.

X-FAB Semiconductor Foundries GmbH		Power Integrations, Ltd. d.b.a. Power Integrations International, Ltd.
Name:	Lloyd L. Whetzel	Name:	Sunil Gupta
Signature:	/s/ Lloyd L. Whetzel	Signature:	/s/ Sunil Gupta
Title:	CEO/President: X-FAB Texas, Inc.	Title:	President and Director
Date:	May 13, 2021	Date:	May 11, 2021